UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

FRESHWORKS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40806	33-1218825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 S. Delaware Street, Suite 201

San Mateo, CA 94403

(Address of Principal Executive Offices and Zip Code)

(650) 513-0514

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 30, 2024, Freshworks Inc. (“Freshworks” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D42 Parent, Inc., a Delaware corporation (“Device42”), pursuant to which Freshworks, through its wholly-owned subsidiary Doppler Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), will acquire all of the outstanding equity interests of Device42 for an aggregate purchase price of $230 million on a cash-free, debt-free basis, subject to customary purchase price adjustments as set forth in the Merger Agreement. The purchase price will be paid in the form of $215 million of cash and an equity rollover of $15 million by Raj Jalan and certain of his affiliates (the “Founder Group”). The equity rollover will be an exchange of common stock and options of Device42 held by the Founder Group for common stock of the Company and Company options issued pursuant to the Company’s 2021 Equity Incentive Plan. In addition, under the terms of the Merger Agreement, the Company has also agreed to allocate up to an additional $20 million in the form of the Company’s restricted stock units, issued pursuant to the Company’s 2021 Equity Incentive Plan, as retention payments to certain employees of Device42.

The Merger Agreement contains certain customary representations, warranties, covenants and indemnification provisions. Consummation of the merger is subject to satisfaction or waiver of customary closing conditions, including obtaining certain regulatory approvals. The Merger Agreement includes customary termination provisions for both Freshworks and Device42. After completion of the merger, Device42 will become a wholly-owned subsidiary of the Company.

On May 1, 2024, stockholders of Device42 holding the requisite number of shares to approve the merger under Delaware law delivered written consents adopting the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2024, by and among Freshworks Inc, Doppler Merger Sub, Inc., D42 Parent, Inc. and Shareholder Representative Services LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshworks Inc.
Dated: May 1, 2024

	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Chief Legal Officer & General Counsel